UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2016

SAGE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-8380

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Sage Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2016. As of April 25, 2016, the record date for the Annual Meeting, there were 32,062,773 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 29, 2016: (i) to elect Kevin P. Starr and James Frates as Class II directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2019 and until their successors have been duly elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”) and (iii) to hold an advisory vote to determine the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers (“Proposal 3”).

The Company’s stockholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class II directors as follows:

Class II Director Nominee	For	Against	Abstain	Broker Non-Votes
Kevin P. Starr	21,871,412	3,912,061	546	1,930,770
James Frates	22,264,948	3,516,920	2,151	1,930,770

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
27,644,291	52,320	18,178

The Company’s stockholders voted to hold an advisory vote on the compensation paid to its named executive officers every year in Proposal 3. The votes cast at the Annual Meeting were as follows:

3 years	2 years	1 year	Abstain
1,082,310	349,530	24,349,774	2,405

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel